_________________________________________________________________
_


                       REVOLVING CREDIT AND
                       TERM LOAN AGREEMENT

                              between

          WILLIAMS INDUSTRIES, INC., CONSTRUCTION INSURANCE
         AGENCY, INC., INSURANCE RISK MANAGEMENT GROUP, INC.,
       PIEDMONT METAL PRODUCTS, INC., WILLIAMS BRIDGE COMPANY,
                    WII REALTY MANAGEMENT, INC.,
              WILLIAMS STEEL ERECTION COMPANY, INC.,
               WILLIAMS EQUIPMENT CORPORATION, and
                        GREENWAY CORPORATION

                                and

                            UNITED BANK


_________________________________________________________________
_








                                                   April 16, 1999



Revolving Credit and Term Loan Agreement


     April 16, 1999

     THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (the "Loan Agreement") is made as of April 16, 1999, by and between UNITED BANK (the "Bank") and WILLIAMS INDUSTRIES, INC., CONSTRUCTION INSURANCE AGENCY, INC., INSURANCE RISK MANAGEMENT GROUP, INC., PIEDMONT METAL PRODUCTS, INC., WILLIAMS BRIDGE COMPANY, WII REALTY
MANAGEMENT, INC. and WILLIAMS STEEL ERECTION COMPANY, INC., all Virginia corporations, GREENWAY CORPORATION, a Maryland corporation, and WILLIAMS EQUIPMENT CORPORATION, a District of Columbia corporation (collectively, the "Borrowers"). Borrowers have requested that Bank extend credit to Borrowers on a joint and several basis for the purposes stated herein. The Bank is prepared to extend credit on the terms and conditions hereof, and accordingly the parties agree as follows:

1.     THE CREDIT

     1.1 THE COMMITMENT. Bank hereby agrees to make three loans (Loan No. 1, a term loan in the principal amount of $2,460,750, Loan No. 2, a term loan in the principal amount of $639,250 and Loan No. 3, a revolving line of credit in the maximum amount of $1,000,000) (the "Loans") to the Borrowers during the periods which are described herein, for the purposes of (i) refinancing Borrowers' current debt with CIT Finance and Franklin
National Bank and providing working capital (Loan No. 1 and Loan No. 2) and to provide working capital (Loan No. 3). Each of the Loans shall be evidenced by a promissory note of Borrowers in substantially the form attached hereto as Exhibit A, executed and delivered by Borrowers (the "Notes").

     1.2 SECURITY. All indebtedness of Borrowers to Bank shall be secured pursuant to the Deeds of Trust, Security Agreement and Fixture Filing (the "Deeds of Trust") and the Security Agreement attached hereto as Exhibit B. The Deeds of Trust, the Security Agreement, the Revolving Credit Note, the Term
Notes reflecting Loan No. 1 and Loan No. 2, a Negative Pledge Agreement executed by Frank Williams III and Art Williams and this
Agreement are collectively referred to as the "Loan Documents."

     1.3 INTEREST. Loan No. 1 shall bear interest at the fixed rate of 8.70% per annum for the initial ten years, then at the rate of The Wall Street Journal Prime Rate. Loan No. 2 shall bear interest at the fixed rate of 8.70%. During the period which expires two years from the date hereof, the Bank will allow advances to be made against the line of credit reflected in Loan No. 3 ("Advances"), and the outstanding principal balance of each
Advance shall bear interest at a rate equal to 1.25% per annum above the Wall Street Journal Prime Rate, calculated on the basis of a 360-day year, for the actual number of days elapsed and adjusted daily. The "Wall Street Journal Prime Rate" is the rate of interest announced from time to time as the prime rate in the "Money Rates" section of The Wall Street Journal. If The Wall Street Journal shall cease announcing the prime rate, then the term shall mean such other successor or replacement publication which publishes a rate of interest most directly comparable to the prime rate formerly published by The Wall Street Journal. The Borrowers promise to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at the above interest rates, and payable on the first day of each month beginning the month following the initial draw under the Revolving Credit Note of even date. Interest only will be payable from the date of the first draw to the date of maturity of Loan No 3.

     1.4 COMMITMENT AND LOAN FEES. The Borrowers agree to pay the Bank a commitment fee respecting Loan No. 3 equal to .50% of the unused principal balance of Loan No. 3, calculated and payable quarterly in arrears. Borrowers also agree to pay a .50% loan fee as to the principal amounts of Loan No. 1 and Loan No. 2, payable at closing on the transactions contemplated hereby.

     1.5 REPAYMENT OF PRINCIPAL AND INTEREST. The Loans shall be payable in accordance with the terms contained in the Revolving
Credit Note and the Term Notes which reflect the Loans.

     1.6 LIMITATION ON AMOUNT OF EACH ADVANCE. Each Advance made pursuant to Loan No. 3 shall be in the minimum amount of $10,000 or a multiple of such amount.

     1.7     TAXES, RESERVES, OTHER COSTS.

          (a) All payments or reimbursements required to be made pursuant to this Agreement shall be made free and clear of and without deduction for any and all taxes.

          (b) If any change in applicable law, rule or regulation, or the interpretation thereof, shall result in an increase in the cost to Bank of making or maintaining any of the Loans due to reserve, capital adequacy or similar requirements, or which shall result in a reduction of amounts otherwise receivable by Bank from Borrowers by reason of any change (however denominated) or withholding requirement, Borrowers shall pay Bank upon demand such increased cost or reduction.

     1.8     METHOD OF BORROWING

          (a) Requests for Advances. Each Advance pursuant to
Loan No. 3 shall be made upon the irrevocable written or telephone request of Borrowers received by Bank before 10:00 A.M. Virginia time on the date of the requested Advance, specifying:

               (i) the date of the Advance, which shall be a business day; and

               (ii)     the amount of the Advance.

Each telephone request for an Advance shall be confirmed immediately by telefax by Borrowers. Bank shall be entitled to rely solely upon any telephone request from persons it reasonably believes to be authorized by Borrowers to make such requests without making independent inquiry. If there is any discrepancy between the telephone request accepted by Bank and the written confirmation, the terms of the telephone request shall be conclusive and binding. The Borrowers may from time to time designate the persons authorized to make such requests in written instructions to the Bank.

          (b) Revolving Credit. Loan No. 3 is a revolving credit, and amounts borrowed may be repaid and reborrowed within the terms of the Revolving Credit Note and as specified herein.

     1.9     PAYMENTS AND DISBURSEMENTS.

          (a) All payments by Borrowers shall be made in United States dollars in immediately available funds not later than 10:00 A.M. Virginia time at such office of Bank as it may direct.

          (b) Whenever any payment of principal of, or interest on, any of the Loans shall be due on a day which is not a business day, the date for payment thereof shall be extended to the next succeeding business day unless as a result thereof it would fall in the next calendar month, in which case it shall be advanced to the next preceding business day.

          (c) All calculations of interest and commitment fees hereunder shall be made on the basis of a 360-day year for the actual number of days elapsed. Borrowers may prepay the Notes at any time prior to their Maturity Date without penalty.

2.     CONDITIONS PRECEDENT

The obligation of Bank to make any of the Loans hereunder is subject to the conditions precedent that there shall have been delivered to Bank, in form and substance satisfactory to Bank:

     2.1 SECRETARY'S CERTIFICATE. A certificate of the corporate secretary of Borrowers pertaining to resolutions of the board of directors of Borrowers authorizing this Agreement and as to the incumbency and signatures of officers of Borrowers authorized to execute the Loan Documents.

     2.2     NEGATIVE PLEDGE AGREEMENT.  A Negative Pledge
Agreement executed by Frank Williams III and Art Williams in essentially the same form as Exhibit C which is attached hereto.

3.     MATURITY DATE.     If not sooner paid, each of the Loans
shall be repaid in full together with all interest, fees, and other sums due Bank on the dates specified in the Notes ("Maturity
Date"). No extension shall be valid unless in writing signed by Bank and accepted by Borrowers within 30 days after receipt by Borrowers of the Bank's notice of extension.

4. REPRESENTATIONS AND WARRANTIES. Borrowers represents and warrants that:

     4.1 POWER AND AUTHORITY. Borrowers are duly organized and existing in the state of incorporation and the execution, delivery and performance of this Agreement are within Borrowers' corporate powers, have been duly authorized and are not in conflict with law or the terms of its Articles of Association or By-Laws or of any indenture, agreement or undertaking to which Borrowers are a party or by which Borrowers are bound or affected.
Borrowers and each of their subsidiaries will be duly qualified and authorized to do business as a foreign corporation in each jurisdiction where in the nature of the business transacted by them makes such qualification or authorization necessary, except where the failure to obtain such qualification or authorization does not materially adversely affect the Borrowers and/or their subsidiaries considered on a consolidated basis.

     4.2     AGREEMENT VALID, BINDING AND ENFORCEABLE.  The Loan
Documents are legal, valid and binding obligations of Borrowers and enforceable in accordance with their terms.

     4.3 FINANCIAL INFORMATION. All financial statements dated January 31, 1999, information and other data furnished by Borrowers to Bank are complete and correct, and such financial statements have been prepared on a consolidated basis in accordance with generally accepted accounting principles and practices consistently applied and accurately and fairly represent the consolidated financial condition and results of consolidated operations of Borrowers for the period then ended in conformity with such accounting principles and practices. Since January 1, 1999, to the date of the Agreement, there has been no material adverse change in Borrowers' financial condition or results of operations sufficient to impair Borrowers' ability to repay the Loans in accordance with the terms hereof. As of the date of this
Agreement, Borrowers had no contingent obligations, including but not limited to state or federal taxes, which are material in the aggregate, except as disclosed in such financial statements.

     4.4 TITLE TO COLLATERAL AND CORPORATE STRUCTURE. Borrowers and each of their subsidiaries will have good and marketable title to all of the property it purports to own free and clear in each case of any liens, except those disclosed to the
Bank in Exhibit 1 attached hereto. Exhibit 2 attached hereto correctly sets forth (x) all subsidiaries, their respective jurisdictions of incorporation of organization, the percentage of shares or partnership interests of each such class owned by Borrowers and each other subsidiary, (y) all affiliates of Borrowers and the nature of the affiliation, and (z) all dormant companies. Borrowers will transfer no assets and incur no material obligations as a result of the continuing existence of these dormant companies.

     4.5 LITIGATION. To the best of Borrowers' knowledge after due inquiry, there are no actions, suits, proceedings, inquiries or investigations pending or threatened against or affecting Borrowers or any subsidiary of a character which have not been disclosed and correctly summarized in correspondence of its counsel to the Bank dated April 16, 1999.

     4.6 ABSENCE OF DEFAULT. To the best of Borrowers' knowledge after due inquiry, neither Borrowers nor any subsidiary is, in any material respect, in default in the performance, observance of fulfillment of any contractual obligation known to Borrowers after due inquiry, and no event has occurred which constitutes, or but for any requirement of notice or lapse of time, or both, would constitute, an Event of Default by Borrowers or any subsidiary or result in the acceleration of any obligation of Borrowers or any subsidiary under any contractual obligation known to Borrowers after due inquiry. Except as set forth in
Exhibit 3 attached hereto, neither Borrowers nor any subsidiary is, to the best of Borrowers' knowledge after due inquiry, in breach or violation of, or in default under, any requirement of law, which breach, violation or default would have a material adverse effect on Borrowers and their subsidiaries, considered on a consolidated basis.

     4.7 LEGAL REQUIREMENTS. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions therein or therein contemplated, nor compliance with the terms, conditions and provisions thereof by the Borrowers and their subsidiaries will conflict with, or result in a breach or violation of, or constitute a default under, any requirement of law or regulation on the part of Borrowers or any of their subsidiaries or will conflict with, or result in a breach or violation of or constitute a default in the performance, observance or fulfillment of any obligation, covenant or condition contained in, or constitute, an event of default by Borrowers or any subsidiary under any contractual obligation or result in the creation or imposition of any lien (other than the lien contemplated by the Loan Documents) upon any of the assets of Borrowers or any subsidiary.

     4.8     YEAR 2000 READINESS.

          (a) All of Borrowers' computer systems, including desktop and mainframe hardware, prepackaged and customized software and data contained therein have been inventoried and analyzed to determine whether they are Year 2000 compliant.

          (b) As of the date hereof, Borrowers' systems are Year 2000 compliant in all material respects.

          (c) A project completion date of July 31, 1999 has been established for Borrowers' Year 2000 remediation project's completion.

          (d)     Procedures are in place to monitor Borrowers'
Year 2000 remediation project's timelines and deliverables.

          (e) Borrowers' computer systems are not reliant upon the success of any client's, customer's, supplier's or other external entities' Year 2000 remediation projects.

          (f) All of Borrowers' Year 2000 remediation plans have been reviewed and approved by senior ranking officers of each of the Borrowers.

     4.9 ENVIRONMENTAL COMPLIANCE. The Borrowers are in substantial compliance with all Environmental Laws (defined herein), including, without limitation, all Environmental Laws in all jurisdictions in which the Borrowers own or operate or have owned or operated, a facility or site, arrange or have arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accept or have accepted for transport any hazardous substances, solid waste or other wastes or hold or have held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrowers' knowledge, threatened against the Borrowers, any real property in which the Borrowers hold or have held an interest or any past or present operation of the Borrowers, which, if adversely determined, could have a material adverse effect upon the business, properties or condition (financial or otherwise) of the
Borrowers or on their ability to perform their obligations hereunder or under any Loan Document. No release, threatened release or disposal of hazardous waste, solid waste or other waste is occurring or has occurred, on, under or to any real property in which the Borrowers hold any interest or perform any of their operations, in violation of any Environmental Law. As used in this subsection, "litigation proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.
"Environmental
Laws" mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state, district or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

     4.10 ACCURACY OR REPRESENTATIONS AND WARRANTIES. Each of the foregoing representations and warranties shall be deemed repeated and shall be true and correct on the date of closing on the Loans and the date of each Advance hereunder.

5. AFFIRMATIVE COVENANTS. As long as any of the Notes remain unpaid or the Bank shall have any obligation to make an Advance pursuant to this Agreement, the Borrower will, unless the Bank shall otherwise consent in writing:

     5.1 FINANCIAL STATEMENTS AND REPORTS. Borrowers agrees to deliver to Bank:

          (a) as soon as available but not later than 45 days after the close of each quarter, Borrowers' statement on Form 10-Q together with a compliance certificate executed by the Controller of each Borrower affirming compliance with this Agreement in all material respects, including but not limited to compliance with each financial covenant, accompanied by the actual calculations as to each financial covenant, and such other information, reports and records concerning the business and financial condition of Borrowers and Borrowers' subsidiaries as Bank from time to time may reasonably request.

          (b) as soon as available, but not later than 120 days after the end of Borrowers' fiscal year, Borrowers' audited financial statement and statement on Form 10-K.

          (c) notice of any default under all material leases and contracts, together with a monthly contract status report, as prepared in the ordinary course of business.

     5.2     REQUIRED TANGIBLE NET WORTH.   Maintain
consolidated
tangible net worth of not less than $9,000,000 plus 50% of consolidated net income for each fiscal quarter beginning July
31,
1999.

     5.3 DEBT TO NET WORTH RATIO. Maintain a ratio of total liabilities to tangible net worth of not greater than 2:50.

     5.4 DEBT SERVICE COVERAGE. Effective July 31, 1999 and then in each consecutive quarter thereafter, at each time measured on the last day of each fiscal quarter, maintain a ratio of Operating Cash Flow to Historical Debt Service above 1.30. "Operating Cash Flow" is defined to mean using the total of the trailing four quarters of the components of this definition, the result of: (a) the sum of net income, interest expense, depreciation expense, and amortization expense; less (b) other income, which will be determined pursuant to generally accepted accounting principles consistent with past practices, as those practices were in effect on March 31, 1999 (includes any gains on sale of equipment and real estate not done in the ordinary course of business), equity earnings, extraordinary gains. "Historical Debt Service" is defined to mean the sum of interest expense for the trailing four quarters and prospective scheduled principal payments.

     5.5 LIQUIDITY. Maintain at all times a ratio of current assets to current liabilities of at least 1:1.

6. NEGATIVE COVENANTS. As long as any of the Notes remain unpaid or the Bank shall have any obligation to make Advances hereunder, the Borrowers will not, without the written consent of the Bank:

     6.1 DEBT. Create any debt or other monetary obligation other than (a) debt outstanding pursuant to the Loan Documents;
(b) indebtedness for purchase money loans or leases for equipment, including vehicles and machinery, incurred in the ordinary course of business; (c) unsecured indebtedness for financing insurance premiums; and (d) an existing line of credit advanced by Prosperity Bank to Construction Insurance Agency, Inc. (approximately $100,000).

     6.2 DIVIDENDS. Except for dividends from one Borrower to another Borrower, or to minority shareholders of Piedmont Metal Products, Inc. or Construction Inusrance Agency, Inc., declare, pay or make any capital distribution or make any payment in settlement or cancellation of any warrants, rights or options to acquire any shares of its capital now or hereafter outstanding. This restriction shall not apply to incentive compensation plans, including stock option plans, reasonably consistent with industry standards.

     6.3 INVESTMENTS. Make or commit to make directly or indirectly any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or acquire by purchase or otherwise all or substantially all the business or assets, or any stock, partnership interest or other evidence of beneficial ownership of, or make any other investment in, any Person or create or own any subsidiary (any such transaction, an "Investment") except:

          (a) Loans to employees in nominal amounts not to exceed a total of $100,000 in any one year;

          (b) Investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code), and notes receivable, arising or acquired in the conduct of the business of the Borrower in the ordinary course; and

          (c) Investments in FDIC-insured Certificates of Deposit of less than two years' maturity or United States government securities of less than nine months maturity at the time of purchase, or securities of governmental agencies guaranteed by the United States Government of less than nine months maturity at the time of purchase.

     6.4 MERGERS, DISPOSITIONS, ETC. Consolidate or merge with any company or person, liquidate or dissolve, or sell, lease, assign, transfer or otherwise dispose of all or any material part of Borrowers' business or assets, or any real property (other than non-material dispositions in the ordinary course or business), to any company or person; provided, however, Borrowers may merge or enter into other business combinations among themselves, or acquire other non-affiliated companies, provided that the aggregate amount of such permitted mergers does not exceed 7-1/2%
of Borrowers' tangible net worth at the time of the transaction, and such acquisitions result in an affiliate which would produce a positive cash flow from its inception. Any new affiliate of Borrowers which acquires an ownership interest in any Security shall be required to join in this Agreement and become jointly and severally liable for the Notes, and to pledge its interest in the
Security to secure the Notes.

     6.5     CONTINGENT LIABILITIES.  Except as set forth in
Exhibit 4 hereto or as expressly permitted herein, assume, endorse, be or become liable for, or guarantee, directly or indirectly, any debt or obligation of any other company or person, or in any manner provide for the payment of any debt of any other person or otherwise protect the holder of such debt against loss (whether by virtue of partnership arrangements, agreements to keep-well, to purchase assets, good, securities or services, or to take-or-pay or otherwise) except for endorsements for collection or deposit in the ordinary course of business, and the indemnification of contract customers consistent with past practices and in the ordinary course of business and indemnification of officers and directors in accordance with applicable law and corporate articles and/or bylaws.

7.     EVENTS OF DEFAULT

     7.1 ACCELERATION. The occurrence of any of the following
Events of Default shall terminate any obligation on the part of Bank to make or continue Advances and, at the option of Bank, shall make all amounts outstanding under this Agreement and the Notes immediately due and payable, without notice of default (except as otherwise provided for herein), presentment of demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

          (a) Nonpayment. Borrowers shall fail to pay, when due, any installment of principal or interest or any other sum due in accordance with the terms hereof, and such failure shall remain unremedied in any respect for ten (10) days after notice with respect thereto is delivered to the Borrowers;

          (b)     Representations and Warranties.  Any
representation, warranty or covenant herein or in any Loan
Document or other agreement, instrument or certificate executed pursuant hereto or in connection with any transaction contemplated hereby shall prove to have been false or misleading or is breached in any material respect when made;

          (c) Other Non-Monetary Defaults. Borrowers shall fail to perform, observe or comply with any other term, covenant or agreement for which it is responsible as contained in any of the Loan Documents, to be observed or complied with at any time and such failure shall remain unremedied in any respect for thirty
(30) days after the earlier of actual knowledge thereof is obtained by the Borrowers or notice with respect thereto is delivered to the Borrowers;

          (d)     Negative Pledge Agreement.  The Negative
Pledge
Agreement referred to herein is breached or becomes ineffective and such breach or ineffective condition shall remain unremedied or uncorrected in my respect for thirty (30) days after the earlier of actual knowledge by the Borrowers or notice with respect thereto is delivered to the Borrowers;

          (e)     Material Adverse Changes.  Any material
adverse
change in Borrowers' financial or business condition shall have occurred sufficient in the good faith judgment of Bank to impair
Borrowers' ability to perform their obligations hereunder or under any of the Notes.

          (f) Bankruptcy. With the exception of dormant subsidiaries, either any one of the Borrowers or any affiliate of any one of the Borrowers seeks protection under any state or federal bankruptcy or insolvency law, or if one or more creditors files an involuntary petition in bankruptcy or insolvency against any of the Borrowers or any affiliate of any one of the Borrowers.

          (g) Cross Default. Any of the Borrowers shall default in any material payment due to any creditor, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against it seeking to adjudicate it insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment or other relief of debtors, or seeking the appointment of a receiver, trustee or other similar official.

8.     MISCELLANEOUS

     8.1 EXPENSES. Borrowers agrees to pay or reimburse the Bank for paying the reasonable fees and expenses of counsel to Bank, in connection with (i) the preparation, execution and delivery of this Agreement and the Loan Documents and all recording and other fees associated with taking security interests in the Security, and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the Loan Documents, and (iii) all reasonable costs and expenses of Bank (including reasonable counsel fees) in connection with the enforcement of this Agreement and the Loan Documents.

     8.2 ENTIRE AGREEMENT. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this
Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

     8.3 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia. Borrowers hereby consent to the jurisdiction of the courts of the Commonwealth of Virginia or the State of Maryland in any action or proceeding which may be brought against such Borrowers under or in connection with this Agreement or any of the transactions contemplated hereby or to enforce any undertaking contained herein, and in the event any such action or proceeding shall be brought against any one of them or all of Borrowers, Borrowers agree not to raise any objection to such jurisdiction or to the laying of the venue thereof in Virginia or Maryland, and further agree that service of process in any such action or proceeding may be duly effected upon such Borrowers by service in accordance with the provisions of the laws of Virginia or Maryland.

     8.4 INDEMNITY. Borrowers shall jointly and severally indemnify the Bank and Trustees under the Loan Documents and each of their respective officers, directors, affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Bank or Trustee or any other party indemnified hereby in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not such indemnified party is a party thereof, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.


                                   WILLIAMS INDUSTRIES, INC.


Attest:                        By: _____________________________
Corporate Seal                     Name:  Frank E. Williams, III
                                   Title: President


                                   CONSTRUCTION INSURANCE AGENCY,
                                   INC.

Attest:                        By: _____________________________
Corporate Seal                     Name:  Frank E. Williams, III
                                   Title: Chairman


                                   INSURANCE RISK MANAGEMENT
                                   GROUP, INC.

Attest:                        By: _____________________________
Corporate Seal                     Name:  Frank E. Williams, III
                                   Title: CHairman


                                   PIEDMONT METAL PRODUCTS, INC.


Attest:                        By: _____________________________
Corporate Seal                     Name:  Frank E. Williams, III
                                   Title: Chairman


                                   WILLIAMS BRIDGE COMPANY


Attest:                        By: _____________________________
Corporate Seal                     Name:  Frank E. Williams, III
                                   Title: Chairman


                                   WII REALTY MANAGEMENT, INC.

Attest:                        By: _____________________________
Corporate Seal                     Name:  Frank E. Williams, III
                                   Title: Chairman


                                   WILLIAMS STEEL ERECTION
                                   COMPANY, INC.


Attest:                        By: _____________________________
Corporate Seal                     Name:  Frank E. Williams, III
                                   Title: Chairman


                                   GREENWAY CORPORATION


Attest:                        By: _____________________________
Corporate Seal                     Name:  Frank E. Williams, III
                                   Title: President


                                   WILLIAMS EQUIPMENT CORPORATION


Attest:                        By: _____________________________
Corporate Seal                     Name:  Frank E. Williams, III
                                   Title: President


                                   UNITED BANK


Attest:                        By: _____________________________
Corporate Seal                     Name:  Keith A. Harding
                                   Title: Vice President








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